Exhibti 10.1
FIRST AMENDMENT
TO
THE AMENDED AND RESTATED NOTE AND WARRANT PURCHASE AGREEMENT

FIRST AMENDMENT TO AMENDED AND RESTATED NOTE AND WARRANT PURCHASE AGREEMENT (this “Amendment”), dated as of January 28, 2013, by and between Lapis Technologies, Inc., a Delaware corporation (the “Company”), and UTA Capital LLC, a Delaware limited liability company (the “Purchaser”).

W I T N E S S E T H :

WHEREAS, the Company and the Purchaser entered into an Amended and Restated Note and Warrant Purchase Agreement, dated as of August 31st 2012 (the “Agreement”), pursuant to which, among other things, the Company agreed to issue to the Purchaser secured promissory notes and warrants, on the terms and subject to the conditions set forth in the Agreement; and

WHEREAS, the Company and the Purchaser desire to amend the Agreement in accordance with the provisions of Section 14.4 of the Agreement, as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties agree as follows:

ARTICLE I - AMENDMENT TO THE AGREEMENT

Section 1.1.            Amendment to Section 6(c)(i) of Second Note attached as Exhibit A-2 to the Agreement, Section 6(c)(i) of the First Note attached as Exhibit A-1 to the Agreement and of Section 6.2(a)(vii) of the Agreement.

(a)           Section 6(c)(i) of the Second Note attached as Exhibit A-2 to the Agreement is hereby amended to read as follows:

"(i)          any net proceeds of any equity financing by the Borrower or any Subsidiary will be applied as follows: (x) the first $4,000,000 may be retained by the Borrower or applied to reduce other obligations of the Borrower or a Subsidiary, and (y) 75% of the excess of such net proceeds over $4,000,000 may be retained by the Borrower or applied to reduce other obligations of the Borrower or a Subsidiary and the remaining 25% shall be applied (A) first, to repayment of the First Note and (B) second, to the extent any proceeds remain, to the repayment of the Principal Amount;"

(b)           Section 6(c)(i) of the First Note attached as Exhibit A-1 to the Agreement is hereby amended to read as follows:

"(i) any net proceeds of any equity financing by the Borrower or any Subsidiary will be applied as follows: (x) the first $4,000,000 may be retained by the Borrower or applied to reduce other obligations of the Borrower or a Subsidiary, and (y) 75% of the excess of such net proceeds over $4,000,000 may be retained by the Borrower or applied to reduce other obligations of the Borrower or a Subsidiary and the remaining 25% shall be applied to repayment of the Principal Amount;"

(c)           Section 6.2(a)(vii) of the Agreement is hereby amended to conform to the foregoing amended provision of the Second Note and First Note.

Section 1.2.           Concurrently with the execution of this Amendment, the Purchaser executed a waiver in the form attached hereto as Appendix A, in respect of its registration rights under sections 11.1 and 11.2 of the Agreement applicable in connection with the Company's offering of its common stock, par value $0.001 per share pursuant to the initial Registration Statement filed by the Company on December 14, 2012 (and any subsequent revised Registration Statement thereto) under the Securities Act Of 1933 (the "Proposed Offering").

The Company confirms that other than the Purchaser, the Company did not grant any of its shareholders any Demand Registration or Piggyback Registration rights

Section 1.3.           The parties agree that the First Warrant (as defined under the Agreement) issued by the Company to the Purchaser upon the Initial Closing (as defined under the Agreement) shall be convertible into 952,227 shares of common stock of the Company, $.001 par value per share, according to its terms as modified by the November 6, 2012 letter agreement.

Section 1.4.           The parties hereto hereby confirm that on December 17, 2012 the Company has repaid the Purchaser an amount of $2.5 Million (the "Repaid Amount"), applied as set forth herein below, and, in connection therewith, the Purchaser agreed to the early release of, and has provided documents releasing, the Target Company Pledge (as defined under the Agreement). Accordingly, the Target Company Pledge Agreement (as defined under the Agreement) executed between Enertec Electronics and the Purchaser is terminated effective as of December 17, 2012 and as of such date shall be no longer of force and effect.

(a)           The Repaid Amount shall be applied as follows: (i) an amount of $1 Million US shall be applied to reduce the Principal Amount (as defined under the First Note) of the First Note (due on December 31, 2012); (ii) an amount of $1 Million US shall be applied to reduce the Principal Amount (as defined under the Second Note) of the Second Note (due on May 15, 2013); and an amount of $500,000 US shall be applied to reduce the Principal Amount (as defined under the First Note) of the First Note (due on September 1, 2013).

(b)           Notwithstanding anything to the contrary in the Agreement (or the Individual Pledge Agreement (as defined under the Agreement)) , the D.L Capital Pledge (as defined under the Agreement) shall remain in force and effect until such time that the total Principal Amount is less than $2 Million US.

Section 1.5.           In consideration for the revised debt repayment schedule, early release of the Target Company Pledge and the registration rights and governance waivers set forth herein the Company hereby agrees to pay to Purchaser $480,000, paid on or before the first to occur of (x) 30 days after the closing of the Company’s next public offering of its shares, or (y) September 16, 2013, in either (i) cash or (ii) in shares of common stock of the Company, $.001 par value per share; provided, that the number of shares shall be determined using the lesser of (a) the public offering price and (b) the volume-weighted average closing sale price of the common stock for the five trading days ending on the day immediately preceding the notice date; provided, further, that (a) the Company shall give the Purchaser 10 days’ prior written notice of any payment and, to the extent that such payment shall include shares, and the number of shares to be included in the payment, and (b) not less than 33% of such payment shall be made in cash, with the timing and form of payment otherwise determined by the Company in its sole discretion.

ARTICLE II - MISCELLANEOUS

Section 2.1.          Reference to and Effect on the Agreement.  This Amendment modifies the Agreement to the extent set forth herein, is hereby incorporated by reference into the Agreement and is made an inseparable part thereof.  Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms and is hereby ratified and confirmed. Any capitalized terms not defined in this Amendment shall have the same definition as in the Agreement.

Section 2.2.           Execution.  This Amendment may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

Section 2.3.           Entire Agreement.  This Amendment and the Transaction Documents (as defined in the Agreement), together with the exhibits and schedules hereto and thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 2.4.           Governing Law; Venue; Waiver of Jury Trial.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF TO THE EXTENT THAT THE GENERAL APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.  THE COMPANY AND PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR PURCHASER HEREUNDER, ARISING FROM OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR PURCHASER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.  EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF.  NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.  THE COMPANY AND PURCHASER HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written.

THE COMPANY: LAPIS TECHNOLOGIES, INC.

By:	/s/ David Lucatz
Name: David Lucatz
Title: President and Chief Executive Officer

Address:
70 Kinderkamack Road
Emerson, New Jersey
07630
Email Address: david@dl-capital.com
Facsimile Number: 9723-533-5129

PURCHASER: UTA CAPITAL LLC

By:	YZT Management LLC, its Managing Member

By:	/s/ Udi Toledano
Name: Udi Toledano
Title: Managing Member

Address:
100 Executive Drive
Suite 330
West Orange, NJ 07052
Email Address: udi@aatcap.com
Facsimile Number: 973-736-0201

We, the undersigned, Mr. David Lucatz (the controlling shareholder of the Company) and D.L Capital Ltd., in its name and on behalf of its affiliates, hereby confirm that upon the future exercise by UTA Capital LLC, (if any), of its demand registration rights as granted to it by Lapis Technologies, Inc. ("Lapis"), we shall agree to accept certain restrictions on resale of the shares of Lapis held by us in connection with such registration as shall be reasonably agreed between the undersigned and Lapis.

/s/ David Lucatz David Lucatz	/s/ D.L. Capital Ltd. D.L Capital Ltd.

January 28, 2013

Waiver and Undertaking Letter

Reference is hereby made to that certain Amended and Restated Note and Warrant Purchase Agreement dated August 31, 2012 entered into by and between Lapis Technologies Inc.,  (the “Company”), and the undersigned, UTA Capital LLC (“Purchaser”) (the "Agreement").

Capitalized terms herein shall have the meaning ascribed to them in the Agreement.

The undersigned, hereby:

1.        irrevocably waives any and all rights the Purchaser has under Section 11.2 of the Agreement by reason of, and in connection with, the Company's offering of its common stock, par value $0.001 per share pursuant to the initial Registration Statement filed by the Company on December 14, 2012 (and any subsequent revised Registration Statement thereto) under the Securities Act of 1933 (the "Proposed Offering"), and accordingly, no Purchaser’s Registrable Securities (as defined under the Agreement) shall be included in the Proposed Offering;

2.        undertakes not to exercise, or demand the performance of, any of the Purchaser's rights under Section 11.1 of the Agreement, for a period of 6 months following the closing of the Proposed Offering; and

3.        irrevocably waives the Company’s obligations under Section 6.2(b)(i) of the Agreement during the pendency of the Proposed Offering; provided, however, the Company’s obligations under such Section 6.2(b)(i) shall be reinstated if the Company withdraws the Registration Statement in respect of the Proposed Offering and the Company would have an obligation to comply with the terms of such section within four months of such registration statement withdrawal date.

IN WITNESS WHEREOF, the undersigned have executed this Waiver effective as of the date first above written.

UTA Capital LLC

By:	YZT Management LLC, its Managing Member

By:	/s/ Udi Toledano
Name:	Udi Toledano
Title:	Managing Member